EXHIBIT C

                                 EnerShop, Inc.
                                Income Statement
                       For The Quarter Ended June 30, 1997
                                    Unaudited
                                     (000's)

Contract Revenue                                            $378
Professional Service Revenue                                   5
Other Revenue                                                  1
                                                           -----
Total Revenue                                                384

Cost of Revenue                                              240
                                                           -----
Gross Profit                                                 144

Salaries and Employee Benefits                               390
Marketing and General                                         38
Outside Services - CSWS                                       82
Consulting and Legal Fees                                    222
Travel and Entertainment                                      59
Administrative and General                                    97
Depreciation                                                   5
                                                           -----
Total Expenses                                               893

Interest Expense                                              45

Federal Income Taxes                                        (278)
                                                           -----

Net Income / (Loss)                                        $(516)
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